UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2022

Fortress Value Acquisition Corp. IV

(Exact name of registrant as specified in its charter)

Delaware	001-40219	85-3271127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 46th Floor New York, New York	10105
(Address of Principal Executive Offices)	(Zip Code)

(212) 798-6100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-eighth of one redeemable warrant	FVIV.U	New York Stock Exchange
Class A common stock, par value $0.0001 per share	FVIV	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share		OTC

☒

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement

The information set forth in Item 3.03 of this Current Report on Form 8-K related to the amendment of the Trust Agreement (as defined below) is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

At the special meeting of stockholders of Fortress Value Acquisition Corp. IV (the “Company”) held on November 22, 2022 (the “Special Meeting”) stockholders of the Company approved (i) the second amended and restated certificate of incorporation (the “Second Amended and Restated Charter”) and (ii) an amendment to the Investment Management Trust Agreement, dated March 15, 2021, by and between the Company and Continental Stock Transfer & Trust Company, as trustee (the “Trust Agreement”), to allow the Company to redeem all of its outstanding shares of Class A common stock, par value $0.0001 per share (the “Public Shares”) in advance of the Company’s contractual expiration date of March 18, 2023 by changing the date by which the Company must cease all operations except for the purpose of winding up if it fails to complete a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination (a “Business Combination”) from March 18, 2023 to the later of (x) November 22, 2022 or (y) the date of effectiveness of the Second Amended and Restated Charter (the “Amended Termination Date”).

The Company filed the Second Amended and Restated Charter with the Secretary of State of the State of Delaware on November 22, 2022. The foregoing descriptions of the Second Amended and Restated Charter and the amendment to the Trust Agreement do not purport to be complete and are qualified in their entirety by reference to Exhibits 3.1 and 10.1, respectively, which are incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Special Meeting, a total of 63,136,841 (77.70%) of the Company’s issued and outstanding shares of common stock held of record at the close of business on October 27, 2022, the record date for the Special Meeting, were present either in person or by proxy, which constituted a quorum. The Company’s stockholders voted on the following proposals (collectively, the “Proposals”) at the Special Meeting, which are described in more detail in the definitive proxy statement of the Company filed with the Securities and Exchange Commission on November 1, 2022 (as supplemented from time to time, the “Proxy Statement”).

Proposal No. 1 - The Charter Amendment Proposal - to adopt the Second Amended and Restated Charter to amend the date by which the Company must cease all operations except for the purpose of winding up if it fails to complete a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses from March 18, 2023 to the Amended Termination Date.

For	Against	Abstain	Broker Non-Votes
63,135,541	1,300	0	N/A

Proposal No. 2 - The Trust Amendment Proposal - to amend the Trust Agreement to change the date on which the trustee must commence liquidation of the trust account established in connection with the Company’s initial public offering to the Amended Termination Date.

For	Against	Abstain	Broker Non-Votes
63,135,541	1,300	0	N/A

As there were sufficient votes to approve the Proposals, the “Adjournment Proposal” described in the Proxy Statement was not presented to stockholders.

Item 8.01 Other Events

Since the Proposals were approved, and because the Company will not be able to complete an initial Business Combination by the Amended Termination Date, the Company will be obligated to redeem all Public Shares as promptly as reasonably possible but not more than ten business days after the Amended Termination Date (the “Mandatory Redemption”) and the Company’s warrants will expire worthless. The Company expects to complete the Mandatory Redemption on or around November 30, 2022 at a per-share redemption price of approximately $10.07.

On November 22, 2022, the Company filed a certificate of dissolution with the Secretary of State of the State of Delaware.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Second Amended and Restated Certificate of Incorporation

10.1	Amendment to the Trust Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2022	FORTRESS VALUE ACQUISITION CORP. IV

	By:	/s/ Alexander P. Gillette
	Name:	Alexander P. Gillette
	Title:	General Counsel and Secretary